UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2007

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

13000 W. Silver Spring Drive

Butler, WI 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (414) 352-4160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2007, Actuant Corporation (the “Company”) announced that Mark Goldstein has been promoted to the newly created position of Chief Operating Officer. Prior to this appointment, Mr. Goldstein was serving as Executive Vice President, Tools & Supplies of the Company. Mr. Goldstein will continue to report to Robert Arzbaecher, Chief Executive Officer of the Company. As Chief Operating Officer, Mr. Goldstein will be responsible for managing the Company’s four business segments.

Mr. Goldstein, 51, joined Actuant in 2001 as President of Gardner Bender and was promoted to Executive Vice President of Tools & Supplies in January 2003.

In connection with his appointment as Chief Operating Officer, Mr. Goldstein will be awarded 20,000 shares of restricted stock, which vest 50% on the third anniversary of the grant date and 25% on each of the fourth and fifth anniversaries of the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION

(Registrant)

Date: June 25, 2007	By: /s/ Andrew G. Lampereur

Andrew G. Lampereur

Executive Vice President and

Chief Financial Officer

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